EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
June 23, 2022

Centrus Energy Corp. Reports Results of Annual Stockholder Meeting

BETHESDA, Md. – Centrus Energy Corp. (NYSE American: LEU) (the “Company”) announced the results of its 2022 annual meeting of stockholders held on June 23, 2022. As of April 25, 2022, the record date for the Annual Meeting, there were 13,781,467 shares of Centrus Class A common stock outstanding, each entitled to one vote, and the number of shares present at the annual meeting was 11,277,895.

The Company’s stockholders passed all three proposals, including electing the eight director nominees for a term of one year; approving, on an advisory basis, the Company’s executive compensation (i.e., “say on pay”); and ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2022.

Stockholders reelected Kirkland H. Donald, W. Thomas Jagodinski, Tina W. Jonas, William J. Madia, Daniel B. Poneman, Bradley J. Sawatzke, Neil S. Subin, and Mikel H. Williams to the Board of Directors.

About Centrus Energy Corp.

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

Forward Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider this press release and our other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports filed on Form 10-Q. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by law.